EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                 STATE OR OTHER            NAME UNDER
                                JURISDICTION OF          WHICH BUSINESS
       NAME                      INCORPORATION            IS CONDUCTED
       ----                      -------------            ------------
CareAdvantage Health               Delaware            CareAdvantage Health
Systems, Inc.                                          Systems, Inc.

Contemporary HealthCare
Management, Inc.                   New Jersey          Contemporary HealthCare
                                                       Management, Inc.